Exhibit 99.2

                             Aircraft Finance Trust
                        Asset Backed Notes, Series 1999-1
                         Quarterly Report to Noteholders
                                 March 31, 2002

I. Management's Discussion and Analysis

Any statements contained herein that are not historical facts, or that might be considered an opinion or projection, whether expressed or implied, are meant as, and should be considered, forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. Aircraft
Finance Trust (AFT) assumes no obligation to update any forward-looking statements to reflect actual results or changes in the factors affecting such forward-looking statements.

Background and General

On May 5, 1999, AFT issued $1,209 million of Asset Backed Notes (the "Initial Notes"). The Initial Notes were issued in five classes: Class A-1, Class A-2, Class B, Class C and Class D. The Initial Notes were issued simultaneously with the execution of an agreement for the sale of the beneficial interest of AFT for $39 million and an agreement to acquire 36 commercial jet aircraft for $1,196 million. On January 20, 2000, AFT completed an exchange offer whereby AFT issued four classes of new notes (the "Exchange Notes") in exchange for the four corresponding classes of the Initial Notes. The terms of the Exchange Notes are identical in all material respects to the Initial Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended. The Class D Notes remain unchanged. $3 million of the Class A-2 Initial Notes was not tendered in the exchange offer and remain outstanding.

AFT is a special purpose entity, which owns aircraft subject to operating leases. AFT's business consists of aircraft leasing activities. AFT may also engage in acquisitions of additional aircraft and sales of aircraft. Any acquisitions of additional aircraft and the related issuance of additional notes will require confirmation by the rating agencies that they will not lower, qualify or withdraw their ratings on the outstanding Notes as a result. AFT's aggregate cash flows from such activities will be used to service the interest and principal on the outstanding Notes and to make distributions of remaining amounts to the holders of the beneficial interest certificates, after the payment of expenses incurred by AFT.

AFT's ability to generate sufficient cash from its aircraft assets to service the outstanding Notes will depend primarily on the rental rates it can achieve on leases, the lessees' ability to perform according to the terms of the leases and the prices it can achieve on any aircraft sales. AFT's ability to service the outstanding Notes will also depend on the level of AFT's operating expenses, including maintenance obligations that are expected to increase as the aircraft age, and any unforeseen liabilities. The indenture governing the Notes requires that AFT maintain a cash reserve balance on deposit in a collections account and permits AFT to establish a credit facility, in order to provide a source of liquidity for AFT's obligations.

Interest incurred by AFT on the Notes and the rental income received by AFT under operating leases are based on combinations of variable and fixed measures of interest rates. AFT is exposed to interest rate risk to the extent that the mix of variable and fixed interest obligations under the Notes do not correlate to the mix of variable and fixed rents under operating leases. AFT has engaged advisors to monitor interest rates in order to mitigate its exposure to unfavorable variations. AFT utilizes interest rate swaps that shift the risk of fluctuations in floating rates to the counterparty in exchange for fixed payments by AFT. Risks in the use of these instruments arise from the possible inability of the counterparties to meet the terms of their contracts and from market movements in securities values and interest rates.

AFT was a party to five interest rate swap agreements at March 31, 2002. Under the agreements, AFT will pay a fixed rate of interest on the notional amount to the counterparty and, in turn, the counterparty will pay AFT a rate of interest on the notional amount based on one month LIBOR. The one-month LIBOR rate with respect to the Notes as of March 31, 2002 and December 31, 2001 was 1.90%. Due to the potential volatility of LIBOR, the fair value of AFT's interest rate swap agreements is also subject to volatility. The change in fair value of the interest rate swaps was due to changes in market interest rates as well as the expiration of two swap agreements.

Additional financial information regarding AFT, including AFT's annual and quarterly reports on Forms 10-K and 10-Q, respectively, have been filed with the Securities and Exchange Commission. These reports can be viewed at the SEC's website (http://www.sec.gov).

The indenture governing the Notes and other governing documents impose restrictions on how AFT operates its business. These restrictions may limit the ability to compete effectively in the aircraft leasing market under certain circumstances. For example, there are concentration limits contained in the indenture that restrict AFT's ability to lease a certain percentage of aircraft to any individual lessee, to lessees in particular countries, or to lessees in particular geographical regions. Most of AFT's competitors do not operate under such restrictions. The tables included in the section "Description of the Aircraft and Leases" illustrate such concentrations as of March 31, 2002.


Recent Developments

The Aircraft and Lessees

         In January 2002, AFT entered into a restructured lease agreement with a lessee based in the United States with respect to a B737-300 aircraft to reduce the rents starting from January 2002 and give the lessor an extension option for 31 months. This aircraft represents approximately 2.7% of the aggregate appraised value at December 31, 2001.

         In March 2002, AFT entered into restructured lease agreements with a lessee based in Brazil with respect to two B767-200ER aircraft and one B737-300 aircraft. These restructured agreements allow this lessee to defer overdue rent payments and maintenance reserves retroactively during the period from and including June 26, 2001 to and including October 26, 2001. This deferral is currently being repaid with interest over eleven months from the period beginning October 2001. Additionally, the restructured agreements have caused a reduction in the rents starting from September 26, 2001 to the end of the respective lease terms and an extension of such lease terms for 24 months. The aircraft with respect to this lessee represents approximately 7.8% of the aggregate appraised value at December 31, 2001.

         In March 2002, AFT entered into a restructured lease agreement with a lessee based in Mexico with respect to one A320-200 aircraft. This agreement allows this lessee to defer rental payments during the period of December 2001 to March 2002 to be repaid with interest over 24 months beginning April 2002. This aircraft represents approximately 2.6% of the aggregate appraised value at December 31, 2001.

         In March 2002, the B737-300 aircraft formerly leased to British Midland was delivered to a lessee based in United Kingdom for a five-year lease. This aircraft represents approximately 2.5% of the aggregate appraised value at December 31, 2001.

         In March 2002, a Letter of Intent was signed with a lessee based in Egypt for a five-year lease of one MD-83, which was returned in April 2002 from a lessee based in Italy. This aircraft represents approximately 1.8% of the aggregate appraised value at December 31, 2001.

         In April 2002, one B737-400, previously repossessed from City Bird France, was delivered to a lessee based in Portugal for a three-year lease. This aircraft represents approximately 2.7% of the aggregate appraised value at December 31, 2001.

         In April 2002, AFT entered into a restructured lease agreement with a lessee based in Ireland with respect to one B737-400 aircraft. This agreement allows this lessee to defer rental payments during the period of November 2001 to February 2002 to be repaid with interest over 7 months starting from June 2002. This aircraft represents approximately 2.7% of the aggregate appraised value at December 31, 2001.

         The events discussed above caused a reduction in AFT's revenues by $1.2 million in 2002 Quarter and are likely to decrease AFT's revenues in the future as well. Such reductions of revenues, restructurings, or any similar future events could negatively impact AFT's ability to timely pay scheduled interest on certain Note classes and/or to repay the principal of certain Note classes at the expected maturity dates of those classes.


Other Developments

         Under the terms of the indenture, AFT is required to obtain annual appraisals of its aircraft. In February 2002, AFT received appraisals of the adjusted base values of the aircraft as of December 31, 2001 from three independent appraisers that are members of the International Society of Transport Aircraft Trading, as required by the indenture. The aggregate of the average of the three appraisals (the current appraised value) of the aircraft at December 31, 2001 was $1,067.9 million. Such average is below the assumed portfolio values set forth in the indenture relating to the Notes. This reduction in the appraised value of the portfolio resulted in an increased scheduled principal payment to the Class A Notes in March 2002.

         During the three months ended March 31, 2002, there were five lessees on non-accrual status. With respect to these lessees all six aircraft have been returned early and five aircraft have been subsequently re-leased. The total amount of rent and maintenance reserve payments outstanding under the leases for the six aircraft from these five lessees amounted to approximately $6.9 million as of March 31, 2002. One of these lessees, based in Brazil, owed approximately $1.0 million at March 31, 2002 for outstanding maintenance reserve payments, after the application of a $1.0 million cash security deposit. The second lessee based in the United States owed approximately $1.0 million at March 31, 2002 for outstanding maintenance reserve payments after the application of $1.1 million of cash security deposits and a letter of credit. The third lessee, based in Turkey, owed approximately $3.4 million at March 31, 2002 for outstanding rent and maintenance reserve payments after the application of $1.3 million of cash security deposits, letters of credit, and the sale of shares of stock transferred to the lessor. The fourth lessee, based in Belgium, owed approximately $0.5 million at March 31, 2002 for outstanding rent. The fifth lessee, based in Canada, owed approximately $1.0 million at March 31, 2001 for outstanding rent and maintenance reserve payments.

         As of March 31, 2002, AFT has repaid principal on the Notes of $141.8 million, as compared to $129.6 million based on revenue and expense assumptions found in the Offering Memorandum dated April 21, 1999. For a more detailed analysis of AFT's performance compared to the assumptions in the Offering Memorandum, see section II "Analysis of Activity in the Collection Account during the Quarter".

         The beneficial interests in AFT were originally purchased by UniCapital AFT-I, Inc. (51%) and UniCapital AFT-II, Inc. (49%), each of which were then wholly-owned indirect subsidiaries of UniCapital Air Group, Inc., then a wholly-owned subsidiary of UniCapital Coporation ("UniCapital"). During 1999, 2000, and 2001, UniCapital sold all of its ownership of AFT-I, Inc., and AFT-I, Inc. and AFT-II, Inc. sold certain of their beneficial interests in AFT to financial services companies. In addition, during 2001, AFT-II, Inc. transferred certain of its remaining interests to AFT-III, Inc., then a wholly-owned indirect subsidiary of UniCapital. Also during 2001, AFT-III, Inc. transferred certain of its remaining interests in AFT to one of the financial services companies. On December 11, 2000, UniCapital and the entity that directly owns AFT-II, Inc. and AFT-III, Inc. filed petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the U. S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). On January 9, 2002, the Bankruptcy Court entered a Confirmation Order in which it approved a plan for Unicapital, including substantially all of its direct and indirect subsidiaries, to emerge from reorganization under Chapter 11 of the Bankruptcy Code. In February 2002, UniCapital AFT-I, Inc., then a wholly owned subsidiary of TransCapital Corporation, sold 1.1% or all of its beneficial interests in AFT to UniCapital Air Group, Inc. and TransCapital Corporation sold 7.4% or all of its beneficial interests in AFT to UniCapital Air Group, Inc. As of March 31, 2002, financial services companies owned 62.5% of AFT, AFT-II, Inc. owned 1.6% of AFT, AFT-III, Inc. owned 27.4% of AFT and UniCapital Air Group, Inc. owned 8.5% of AFT. As of March 31, 2002, each of AFT-II, AFT-III and UniCapital Air Group, Inc. are wholly owned subsidiaries of Banc of America Leasing Commercial Markets, LLC, an affiliate of Bank of America, N.A.

II. Analysis of Activity in the Collection Account during the Quarter

AFT makes monthly payments on the Notes on the 15th of each month, or the next business day if the 15th is not a business day (the "Payment Date"). The amount of cash available for payment is determined on the Calculation Date, which is defined as being four business days prior to the Payment Date. For the purposes of this report, the unaudited "Three Month Period" comprises information from the three Monthly Reports to Noteholders through March 15, 2002 and the unaudited "Cumulative to Date", comprises information from all of the Monthly Reports to Noteholders since the Closing Date, May 5, 1999, through March 15, 2002. This data has been prepared by management and was not subject to any review or examination by the external auditors.

The April 21, 1999 Offering Memorandum (the "Offering Memorandum") contains assumptions in respect of AFT's future cash flows and expenses (the "Assumed Case"). The following reports contain an analysis of the actual cash flows versus the Assumed Case for the Three Month Period and Cumulative to Date.

                                                        Aircraft Finance Trust
                                                   Asset Backed Notes, Series 1999-1
                                                 Actual Cash Flows versus Assumed Case
                                       Three Month Period - December 18, 2001 to March 15, 2002
                                                              (unaudited)

                                   Three Month Period ended March 15, 2002           As % of Assumed Gross Lease Revenue
                                   ---------------------------------------           -----------------------------------
                                    Actual        Assumed         Variance           Actual       Assumed      Variance
                                    ------        -------         --------           ------       -------      --------
CASH COLLECTIONS
Lease rentals                       33,706,617     33,706,617                0          100.00%      100.00%         0.00%
- Rental resets                    (6,538,807)              0      (6,538,807)          -19.40%        0.00%       -19.40%
                                 ----------------------------------------------  ------------------------------------------
Contracted lease rentals            27,167,810     33,706,617      (6,538,807)           80.60%      100.00%       -19.40%

Movement in current arrears          2,112,829              0        2,112,829            6.27%        0.00%         6.27%
balance
Less net stress related costs
- Bad debts                             68,387      (337,989)          406,376            0.20%       -1.00%         1.20%
- AOG                              (2,346,347)    (1,013,968)      (1,332,379)           -6.96%       -3.01%        -3.96%
- Other leasing income               (204,333)              0        (204,333)           -0.61%        0.00%        -0.61%
                                 ----------------------------------------------  ------------------------------------------
Sub-total                            (369,464)    (1,351,957)          982,493           -1.09%       -4.01%         2.91%

Net lease revenues                  26,798,346     32,354,660      (5,556,314)           79.50%       95.99%       -16.48%
                                 ----------------------------------------------  ------------------------------------------

Investment income                      412,938        733,218        (320,280)            1.23%        2.18%        -0.95%

Maintenance receipts                 2,843,744                       2,843,744            8.44%                      8.44%
Maintenance disbursements            (283,762)                       (283,762)           -0.84%                     -0.84%
                                 ----------------------------------------------  ------------------------------------------
Net maintenance                      2,559,982              0        2,559,982            7.59%        0.00%         7.59%

                                 ----------------------------------------------  ------------------------------------------
          Total cash collections    29,771,266     33,087,878      (3,316,612)           88.32%       98.16%        -9.83%
                                 ----------------------------------------------  ------------------------------------------

CASH EXPENSES
Aircraft operating expenses          (785,743)    (1,351,958)          566,215           -2.33%       -4.01%         1.67%

SG&A expenses
Aircraft servicer fees               (986,322)    (1,108,964)          122,642           -2.92%       -3.29%         0.36%
Other                                (358,409)      (525,000)          166,591           -1.06%       -1.56%         0.49%
                                 ----------------------------------------------  ------------------------------------------
Sub-total                          (1,344,731)    (1,633,964)          289,233           -3.98%       -4.85%         0.85%

                                 ----------------------------------------------  ------------------------------------------
          Total cash expenses      (2,130,474)    (2,985,922)          855,448           -6.33%       -8.85%         2.53%
                                 ----------------------------------------------  ------------------------------------------

NET CASH COLLECTIONS
Total cash collections              29,771,266     33,087,878      (3,316,612)           88.32%       98.16%        -9.84%
Total cash expenses                (2,130,474)    (2,985,922)          855,448           -6.32%       -8.86%         2.54%
Movement in expense account        (5,187,118)              0      (5,187,118)          -15.39%        0.00%       -15.39%
Interest payments                  (9,231,839)   (16,506,913)        7,275,074          -27.39%      -48.97%        21.59%
Swap receipts (payments)           (7,675,785)    (1,365,408)      (6,310,377)          -22.77%       -4.06%       -18.72%

                                 ----------------------------------------------  ------------------------------------------
          Total                      5,546,050     12,229,635      (6,683,585)           16.45%       36.28%       -19.83%
                                 ----------------------------------------------  ------------------------------------------

Principal payments
A1                                           0              0                0            0.00%        0.00%         0.00%
A2                                 (5,546,050)   (12,229,635)        6,683,585          -16.45%      -36.28%        19.83%
B                                            0              0                0            0.00%        0.00%         0.00%
C                                            0              0                0            0.00%        0.00%         0.00%
D                                            0              0                0            0.00%        0.00%         0.00%
                                 ----------------------------------------------  ------------------------------------------
          Total                    (5,546,050)   (12,229,635)        6,683,585          -16.45%      -36.28%        19.83%
                                 ----------------------------------------------  ------------------------------------------

                                                        Aircraft Finance Trust
                                                   Asset Backed Notes, Series 1999-1
                                                 Actual Cash Flows versus Assumed Case
                                          Cumulative to Date - May 5, 1999 to March 15, 2002
                                                              (unaudited)

                                              Cumulative to Date                    As % of Assumed Gross Lease Revenue
                                              ------------------                    -----------------------------------
                                   Actual         Assumed         Variance           Actual        Assumed      Variance
                                   ------         -------         --------           ------        -------      --------
CASH COLLECTIONS
Lease rentals                     386,031,810     386,031,810                0          100.00%       100.00%        0.00%
- Rental resets                  (16,110,745)               0     (16,110,745)           -4.17%         0.00%       -4.17%
- Excess rents at closing           5,924,523               0        5,924,523            1.53%         0.00%        1.53%
                               ------------------------------------------------   -----------------------------------------
Contracted lease rentals          375,845,588     386,031,810     (10,186,222)           97.36%       100.00%       -2.64%

Movement in current arrears       (1,530,414)               0      (1,530,414)           -0.40%         0.00%       -0.40%
balance
Less net stress related costs
- Bad debts                       (3,193,175)     (3,870,892)          677,717           -0.83%        -1.00%        0.17%
- AOG                             (5,728,394)    (11,612,673)        5,884,279           -1.48%        -3.01%        1.53%
- Other leasing income                709,567               0          709,567            0.18%         0.00%        0.18%
                               ------------------------------------------------   -----------------------------------------
Sub-total                         (9,742,416)    (15,483,565)        5,741,149           -2.52%        -4.01%        1.49%

Net lease revenues                366,103,172     370,548,245      (4,445,073)           94.84%        95.99%       -1.15%
                               ------------------------------------------------   -----------------------------------------

Investment income                  11,841,688       8,498,859        3,342,829            3.07%         2.20%        0.87%

Maintenance receipts               52,827,484                       52,827,484           13.68%                     13.68%
Maintenance disbursements        (21,832,971)                     (21,832,971)           -5.66%                     -5.66%
                               ------------------------------------------------   -----------------------------------------
Net maintenance                    30,994,513               0       30,994,513            8.03%         0.00%        8.03%

                               ------------------------------------------------   -----------------------------------------
      Total cash collections      408,939,373     379,047,104       29,892,269          105.93%        98.19%        7.74%
                               ------------------------------------------------   -----------------------------------------

CASH EXPENSES
Aircraft operating expenses       (9,937,985)    (15,483,564)        5,545,579           -2.57%        -4.01%        1.43%

SG&A expenses
Aircraft servicer fees           (12,455,829)    (12,646,922)          191,093           -3.22%        -3.28%        0.05%
Other                             (4,533,862)     (5,950,000)        1,416,138           -1.17%        -1.54%        0.37%
                               ------------------------------------------------   -----------------------------------------
Sub-total                        (16,989,691)    (18,596,922)        1,607,231           -4.40%        -4.82%        0.41%

                               ------------------------------------------------   -----------------------------------------
      Total cash expenses        (26,927,676)    (34,080,486)        7,152,810           -6.98%        -8.82%        1.85%
                               ------------------------------------------------   -----------------------------------------

NET CASH COLLECTIONS
Total cash collections            408,939,373     379,047,104       29,892,269          105.93%        98.19%        7.74%
Total cash expenses              (26,927,676)    (34,080,486)        7,152,810           -6.98%        -8.83%        1.85%
Movement in expense account      (23,401,500)               0     (23,401,500)           -6.06%         0.00%       -6.06%
Interest payments               (202,928,025)   (200,608,593)      (2,319,432)          -52.57%       -51.97%       -0.61%
Swap receipts (payments)         (13,903,046)    (14,804,550)          901,504           -3.60%        -3.84%        0.23%

                               ------------------------------------------------   -----------------------------------------
          Total                   141,779,126     129,553,475       12,225,651           36.72%        33.56%        3.17%
                               ------------------------------------------------   -----------------------------------------

Principal payments
A1                                          0               0                0            0.00%         0.00%        0.00%
A2                              (134,375,064)   (122,208,972)     (12,166,092)          -34.81%       -31.66%       -3.15%
B                                 (7,404,062)     (7,344,503)         (59,559)           -1.92%        -1.90%       -0.02%
C                                           0               0                0            0.00%         0.00%        0.00%
D                                           0               0                0            0.00%         0.00%        0.00%
                               ------------------------------------------------   -----------------------------------------
          Total                 (141,779,126)   (129,553,475)     (12,225,651)          -36.73%       -33.56%       -3.17%
                               ------------------------------------------------   -----------------------------------------

Notes:

The line item descriptions below should be read in conjunction with the Actual Cash Flows versus Assumed Case reports provided above.

Lease rentals. Lease rentals refers to gross revenue based on the assumptions in the offering memorandum dated April 21, 1999.

Rental resets. Rental resets are a measure of the gain or loss in rental revenue when the lease rates are different from those assumed in the Assumed Case, including lease rate adjustments for changes in interest rates on floating rate leases, seasonal adjustments in the monthly rental amount, lease extensions, renewals with current lessees at the end of the lease term, or timing differences between the Assumed Case and the actual rent payment due dates.

Excess rents at closing. Excess rents at Closing refer to the excess of the actual rental revenue over the anticipated rental revenue under the Assumed Case. AFT received rents from April 29, 1999 forward and pro-rated rental payment from the seller, for rents earned by AFT, but received by the seller(s) prior to the close of AFT.

Contracted lease rentals. Contracted lease rentals represent the current contracted lease rental rollout which equates to the Assumed Case lease rentals less adjustments for renegotiated leases, rental resets and excess rent at closing.

Movement in current arrears balance. Movement in current arrears balance is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as bad debts.

Net stress-related costs. Net stress-related costs is a combination of all the factors which can cause actual lease rentals received to differ from the contracted lease rentals. The Assumed Case estimated net stress-related costs based on a percentage of the sum of the Assumed Case lease rentals and the interest on the lease rentals.

Bad debts. Bad debts are total contracted lease rentals in arrears, net of security deposits drawn down, owed by lessees who have defaulted and which are deemed irrecoverable. Rental arrears from non-accrual lessees may be reclassified to Bad Debts when the aircraft is redelivered from the lessee, or such lessee files for bankruptcy protection.

Aircraft on ground ("AOG"). AOG is defined as the Assumed Case lease rental lost when an aircraft is off-lease and non-revenue earning.

Other leasing income. Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest.

Net lease rentals. Net lease rentals is contracted lease rentals less any movement in current arrears balance and net stress-related costs.

Interest earned. Interest earned mainly relates to interest received on cash balances held in the collection, expense and certain lessee funded accounts. Cash held in the collection account consists of the cash liquidity reserve amount of $52 million, in addition to the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The expense account contains cash set aside to pay for expenses which are expected to be payable over the next five months. Lessee funded accounts consist of cash security deposits. In most instances, interest earned from the lessee funded accounts, accrues in favor of AFT.

Net maintenance. Net maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid. The Assumed Case assumes that, over time, maintenance revenue will equal maintenance expenditures. However, it is unlikely that in any particular note payment period, maintenance revenue will exactly equal maintenance expenses.

Aircraft   operating   expenses.   Aircraft   operating  expenses  includes  all
operational costs related to the leasing of an aircraft including costs of re-leasing, repossession and other overhead costs.

Aircraft servicer fees. Aircraft servicer fees are amounts paid to the aircraft servicer, GE Capital Aviation Services Ltd., in accordance with the terms of the servicing agreement.

Other. Other relates to fees and expenses paid to and for other service providers including the administrative agent, financial advisor, legal advisors, auditors, rating agencies, the trustees, and other selling, general and administrative expenses.

Movement in expense account. Movement in expense account relates to increases or decreases in the accrued expense amounts transferred in or out of the expense account.

Interest payments. Interest payments represent the amount of interest paid on AFT's outstanding classes of Notes issued on May 5, 1999.

Swap receipts (payments). According to the terms of the interest rate swap agreements, AFT pays a fixed rate of interest on the notional amount of the swaps to the counterparty and in turn the counterparty pays AFT a rate of interest on the notional amount based on the 30 day LIBOR rate, which will results in monthly net swap payments paid or received.

III. Description of the Aircraft and Leases

The following tables set forth details of the aircraft owned by AFT as of March 31, 2002. See "Section I. Management's Discussion and Analysis - Recent Developments" for further information about events that have occurred subsequent to March 31, 2002.

     The following table identifies the 36 aircraft by type of aircraft.

                                                             % of Aircraft by
                     Type of      Number of                Appraised Value as of
Manufacturer        Aircraft      Aircraft     Body Type     December 31, 2001
------------        --------      --------     ---------     -----------------
Boeing              B737-300         11        Narrowbody           27.4%
                    B737-400          5        Narrowbody           12.6%
                    B767-200ER        2        Widebody              5.3%
                    B767-300ER        4        Widebody             24.7%

Airbus              A310-300          1        Widebody              2.3%
                    A320-200          7        Narrowbody           19.2%
McDonnell Douglas   DC-10-30          2        Widebody              2.2%
                    MD-83             4        Narrowbody            6.3%
                                     --                            -----
Total                                36                            100.0%

     All of the aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume I, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in
Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.

     The following table identifies the countries in which the lessees of the 36 aircraft are based, calculated as of March 31, 2002.

                                                             % of Aircraft by
                                              Number of    Appraised Value as of
Country                                       Aircraft       December 31, 2001
-------                                       --------       -----------------
U.K..........................................     7                  22.3%
U.S..........................................     6                  14.7%
Italy........................................     2                   9.1%
Brazil.......................................     3                   7.8%
Canada.......................................     3                   9.9%
China........................................     2                   5.0%
France.......................................     2                   6.7%
Indonesia....................................     1                   2.8%
India........................................     2                   4.4%
Philippines..................................     1                   2.5%
Spain........................................     3                   4.5%
Ireland......................................     1                   2.7%
Mexico.......................................     1                   2.6%
Off lease......................................   2                   5.0%
                                                 --                 -----
Total........................................    36                 100.0%


     The following table identifies the regions in which the 36 aircraft are based, calculated as of March 31, 2002.

                                                            % of Aircraft by
                                              Number of   Appraised Value as of
Region                                        Aircraft      December 31, 2001
------                                        --------      -----------------
Developed Markets
     Europe..................................     15                45.3%
     North America...........................      9                24.6%
Emerging Markets
     Asia....................................      6                14.7%
     Latin America...........................      4                10.4%
Off lease....................................      2                 5.0%
                                                  --               -----
Total........................................     36               100.0%

     The following table identifies the current lessees of the 36 aircraft, calculated as of March 31, 2002.

                                                             % of Aircraft by
                                              Number of    Appraised Value as of
Lessee                                        Aircraft       December 31, 2001
------                                        --------       -----------------
Air 2000 Limited............................      1                   7.3%
MyTravel Airways Ltd........................      2                   5.0%
America West Airlines, Inc..................      1                   2.6%
Linee Aeree Italiane S.p.A..................      1                   7.3%
British Airways.............................      1                   2.6%
British Midland Airways PLC.................      2                   4.9%
Canadian Airlines International Ltd.........      3                   9.9%
China Eastern Airlines Corporation Limited..      2                   5.0%
Continental Airlines, Inc...................      2                   2.2%
Eurofly S.p.A...............................      1                   1.8%
Frontier Airlines, Inc......................      1                   2.5%
Garuda Indonesian Airlines, pt..............      1                   2.8%
Go Fly Limited..............................      1                   2.5%
Jet Airways (India) Limited.................      2                   4.4%
Mexicana....................................      1                   2.6%
Pace Airlines...............................      1                   2.4%
Philippine Airlines.........................      1                   2.5%
Spanair S.A.................................      3                   4.5%
Societe de Transport Aerien Regional........      2                   6.7%
TWA Airlines, LLC...........................      1                   5.0%
VARIG.......................................      3                   7.8%
Virgin Express S.A. N.V.....................      1                   2.7%
Off lease...................................      2                   5.0%
                                                 --                 -----
Total.......................................     36                 100.0%

Total Number of Lessees: 22

     The following table lists the 36 aircraft by seat category.

                                                             % of Aircraft by
                                                Number of  Appraised Value as of
Seat Category        Aircraft Types             Aircraft     December 31, 2001
-------------        --------------             --------     -----------------
121-170              B737-300, B737-400, MD-83     20                46.4%
135-180                               A320-200      7                19.2%
171-240       A310-300, B767-200ER, B767-300ER      7                32.3%
240+                                  DC-10-30      2                 2.1%
                                                   --               -----
Total                                              36               100.0%

     The  following   table   identifies   the  aircraft  by  year  of  aircraft
manufacture. The weighted average age of the 36 aircraft as of March 31, 2002 is approximately 7.6 years.

                                                             % of Aircraft by
                                               Number of   Appraised Value as of
Year of Manufacture                            Aircraft      December 31, 2001
-------------------                            --------      -----------------
1980........................................       1                  1.1%
1982........................................       1                  1.1%
1986........................................       1                  1.3%
1987........................................       2                  5.3%
1988........................................       1                  2.3%
1989........................................       1                  1.5%
1991........................................       6                 16.6%
1992........................................       4                 11.2%
1993........................................       1                  2.6%
1996........................................       5                 13.0%
1997........................................      10                 26.7%
1998........................................       1                  2.6%
1999........................................       2                 14.7%
                                                  --                -----
Total.......................................      36                100.0%

     Further particulars of the 36 aircraft, calculated as of March 31, 2002, are contained in the table below:

                                                                                                     Date         Appraised
                                                                                                      of         Value as of
             Country in which                             Aircraft           Engine       Serial     Manu-       December 31,
Region       Aircraft is based          Lessee              Type              Type        Number    facture         2001
------       -----------------          ------              ----              ----        ------    -------         ----
Europe (Developed)                                                                                                  ($000)
             France              STAR Airlines         A320-200         CFM56-5B4            737    9/97          35,255
             France              STAR Airlines         A320-200         CFM56-5B4            749    9/97          35,836
             Ireland             Virgin Express        B737-400         CFM56-3C1          28489   11/96          28,888
             Italy               Alitalia              B767-300ER       CF6-80C2B7F        30008    3/99          78,297
             Italy               Eurofly S.p.A.        MD-83            JT8D-219           53199    3/92          19,303
             Spain               Spanair S.A.          MD-83            JT8D-219           49398   11/86          13,692
             Spain               Spanair S.A.          MD-83            JT8D-219           49791    9/89          16,362
             Spain               Spanair S.A.          MD-83            JT8D-219           53198    4/91          18,519
             United Kingdom      Air 2000              B767-300ER       CF6-80C2B7F        29617    3/99          78,264
             United Kingdom      MyTravel Airways      A320-200         CFM56-5A3            221    9/91          26,698
             United Kingdom      MyTravel Airways      A320-200         CFM56-5A3            222   10/91          26,464
             United Kingdom      British Airways       B737-300         CFM56-3C1          28548   12/97          27,202
             United Kingdom      British Midland       B737-300         CFM56-3C1          28554   12/96          25,727
             United Kingdom      British Midland       B737-300         CFM56-3C1          28558    4/97          26,496
             United Kingdom      Go Fly Limited        B737-300         CFM56-3C1          28557    3/97          26,423
North America (Developed)
             United States       America West          B737-300         CFM56-3C1          28740    6/98          28,328

                                       13

             United States       Continental           DC-10-30         CF6-50C2           46584    2/80          11,611
             United States       Continental           DC-10-30         CF6-50C2           48292    2/82          11,339
             United States       Frontier Airlines     B737-300         CFM56-3C1          28563    8/97          26,861
             United States       Pace Airlines         B737-300         CFM56-3C1          28333    8/96          25,209
             United States       TWA Airlines          B767-300ER       PW4060             25403    1/92          53,415
             Canada              Canadian Airlines     A320-200         CFM56-5A1            210    7/91          26,144
             Canada              Canadian Airlines     A320-200         CFM56-5A1            231    9/91          26,525
             Canada              Canadian Airlines     B767-300ER       CF6-80C2B6F        25221    7/91          53,556
Asia (Emerging)
             China               China Eastern         B737-300         CFM56-3C1          28561    6/97          26,805
             China               China Eastern         B737-300         CFM56-3C1          28562    7/97          26,881
             India               Jet Airways           B737-400         CFM56-3C1          25663   11/92          23,696
             India               Jet Airways           B737-400         CFM56-3C1          25664   11/92          23,637
             Indonesia           Garuda                B737-400         CFM56-3C1          28490   11/96          29,449
             Philippines         Philippine            B737-300         CFM56-3C1          28559    5/97          26,266
Latin America (Emerging)
             Brazil              VARIG                 B737-300         CFM56-3C1          28564   11/97          26,798
             Brazil              VARIG                 B767-200ER       CF6-80C2B          23805    7/87          28,643
             Brazil              VARIG                 B767-200ER       CF6-80C2B          23806    7/87          27,714
             Mexico              Mexicana              A320-200         V2500-A1             373    1/93          27,969
Off lease                                              A310-300         CF6-80C2A2           448    2/88          24,811
Off lease                                              B737-400         CFM56-3C1          28491   11/96          28,849
                                                                                                              ----------
Total                                                                                                         $1,067,932
                                                                                                              ==========





                                       14